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                                                                 Exhibit 10.5(g)

                                   AMENDMENT
                                      TO
                             EMPLOYMENT AGREEMENT


       THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made December 21, 2000 by and between Valassis Communications, Inc. (the "Corporation") and Richard P. Herpich (the "Executive").

       WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of January 17, 1994, as amended June 30, 1994, December 19, 1995, February 18, 1997, December 30, 1997, December 15, 1998 and January 4, 2000 (the "Employment Agreement"); and

       WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement to reflect an increase in the Executive's Annual Base Salary.

       NOW THEREFORE, in consideration of the above recitals, the parties hereto agree as set forth below.

       1. The first sentence of Section 3(a) of the Employment Agreement shall be amended to read as follows:

           "The Executive's Annual Base Salary ("Annual Base Salary"), payable on a biweekly basis, shall be at the annual rate of not less than $275,000 effective
       January 1, 2001."

       2. All other terms of the Employment Agreement shall remain in full force and effect.

       3. This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

       IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.


                                    /s/ Valassis Communications, Inc.
                                    ---------------------------------

                                    _________________________________
                                    /s/ Richard P. Herpich